                                                                               .
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                                                                               .
                                                                     Exhibit 8.1

                                                              WALLER LANSDEN DORTCH & DAVIS
                                                        A PROFESSIONAL LIMITED LIABILITY COMPANY
                                                                 NASHVILLE CITY CENTER
                                                             511 UNION STREET, SUITE 2100
                                                                 POST OFFICE BOX 198966
                                                            NASHVILLE, TENNESSEE 37219-8966
             WALLER LANSDEN DORTCH & DAVIS, LLP                     (615) 244-6380                WALLER LANSDEN DORTCH & DAVIS
AFFILIATED WITH THE PROFESSIONAL LIMITED LIABILITY COMPANY        FAX: (615) 244-6804       A PROFESSIONAL LIMITED LIABILITY COMPANY
            520 SOUTH GRAND AVENUE, SUITE 675                      www.wallerlaw.com                 609 SOUTH MAIN STREET
               LOS ANGELES, CALIFORNIA 90071                                                         POST OFFICE BOX 1035
                      (213) 362-3680                                                            COLUMBIA, TENNESSEE 38402-1035
                                                                                                         (921) 388-6031



                                  May 27, 2003

Province Healthcare Company
105 Westwood Place, Suite 400
Brentwood, Tennessee 37027

Ladies and Gentlemen:

         We have acted as special tax counsel to Province Healthcare Company, a Delaware corporation (the "Company"), in connection with its filing of a prospectus supplement dated May 21, 2003 (the "Prospectus Supplement") to the prospectus dated May 14, 2003 of the Company (the "Prospectus") with the Securities and Exchange Commission pursuant to Rule 424(b)(5) relating to Registration Statement on Form S-3 (File No. 333-86578) (the "Registration Statement") with respect to its issuance and sale of the Company's 7-1/2% Senior Subordinated Notes due 2013 (the "Notes").

         In connection with our opinion, we have examined the Registration Statement, the Prospectus Supplement and the Prospectus, each substantially in the form filed with the Securities and Exchange Commission, and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for purposes of this opinion. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. For purposes of this opinion, we have not made an independent investigation or audit of the facts set forth in the above referenced documents.

         This opinion is based on relevant provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder, court decisions, and administrative determinations as currently in effect, all of which are subject to change, prospectively or retroactively, at any time. In addition, this opinion is based on the facts and circumstances set forth in the Registration Statement, the Prospectus Supplement, the Prospectus and the other documents reviewed by us.

Province Healthcare Company
May 27, 2003
Page 2

Our opinion as to matters set forth herein could change with respect to any variation or difference in the facts and circumstances from those set forth in the above documents reviewed by us or any changes in the law subsequent to the date hereof. We undertake no obligation to update or supplement this opinion to reflect any such changes that may occur after the date hereof.

         Based on and subject to the foregoing, and upon consideration of applicable law, we are of the opinion that, subject to the qualifications stated therein, the discussion as to the United States federal income tax matters set forth under the caption "Certain United States Federal Income Tax Considerations" in the Prospectus Supplement, which is incorporated by reference into the Registration Statement, summarizes the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the Notes. There can be no assurances that any opinion expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

         This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to incorporation by reference of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                        Very truly yours,



                                        /s/ Waller Lansden Dortch & Davis, PLLC